UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 5, 2008
TREEHOUSE FOODS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32504	20-2311383
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Westbrook Corporate Center, Suite 1070 Westchester, IL	60154 (Zip Code)
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: 708-483-1300
(Former Name or Former Address, if Changed Since Last Report.) Not applicable.
Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Employment Agreement Amendments
On November 5, 2008, the Board of Directors of TreeHouse Foods, Inc. (the “Company”), authorized First Amendments to the January 27, 2005 Employment Agreements between the Company and the following senior officers: Sam K. Reed, Thomas E. O’Neill, David B. Vermylen and Harry J. Walsh (the “First Amendments”).
The First Amendments accomplish two things:
•	Comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”) by: (A) providing that amounts payable upon a senior officer’s termination, pursuant to the January 27, 2005 Employment Agreements, shall be delayed six months, and (B) establishing compliant times and forms of payments for other compensation items subject to Code Section 409A (e.g., expense reimbursements, medical continuation, etc.); and

•	Fully documenting in writing the terms, Section 409A compliant deferral rights, and conditions of the equity awards previously granted pursuant to the January 27, 2005 Employment Agreements (including Basic Restricted Stock, Supplemental Restricted Stock Units and Stock Options) and as subject to the provisions of the TreeHouse Foods, Inc. 2005 Long-Term Incentive Plan.
For more details, please refer to the executed First Amendments attached as Exhibits 10.1, 10.2, 10.3, and 10.4 respectively hereto, and incorporated herein by reference.
Employment Agreement
On November 7, 2008, Dennis F. Riordan entered into an employment agreement with the Company to continue to serve as its Senior Vice President and Chief Financial Officer. The employment agreement provides for a three-year term ending on the third anniversary of the commencement of employment, but also includes automatic one-year extensions absent written notice from either party of its intention not to extend the agreement.
Mr. Riordan is entitled to:
•	base salary;

•	an annual incentive award equal to not less than 60% of his base salary, payable, if at all, upon his and/or the Company’s achievement of the performance objectives, established by the Company’s Board of Directors;

•	participation in any benefit plan maintained by the Company for its senior officers, including any life, medical, accident, or disability insurance plan, as well as any profit sharing, retirement, or deferred compensation or savings plan;

•	reimbursement of reasonable expenses incurred during the performance of his duties to the Company; and

•	indemnification against any loss or liability suffered in connection with performance of his duties.
The Company is entitled to terminate the employment agreement with or without cause. Mr. Riordan is entitled to resign from his employment with or without good reason. However, his resignation for good reason following: (A) a reduction in base salary, (B) a material alteration in duties and responsibilities; or (C) for certain other specified reasons shall be considered an involuntary termination rather than a voluntary resignation. The employment agreement may also be terminated upon (I) death, (II) Disability (i.e., physical, mental or emotional incapacity resulting from injury, sickness or disease for a period of more than 4 consecutive months or an aggregate of 6 months in any 12 month period), or (III) Retirement (i.e., sum of Mr. Riordan’s age and length of service with the Company is at least 62 and he has completed at least 5 years of service with the Company).
If the employment agreement is terminated either without cause by the Company or with good reason by Mr. Riordan, Mr. Riordan will be entitled to a severance payment equal to two times his then current annual base salary payable in a lump sum on the seventh-month anniversary of his termination plus two times any annual incentive award he would have been entitled to receive for the calendar year had he remained employed by the Company payable in a lump sum at the time all other executives are paid their incentive compensation related to the calendar year in question (the “Basic Payment”). If the employment agreement is terminated under the same circumstances as the immediately preceding sentence and within 24 months of a change of control of the Company, Mr. Riordan will be entitled, in lieu of the Basic Payment, to a severance payment equal to three times the sum of (1) his then current annual base salary, plus (2) his Target Incentive Compensation for such year of termination (assuming all targets have been met) with such amount being payable in a lump sum on the seventh month anniversary of his termination (the “Special Payment”). Finally, in the event of Mr. Riordan’s termination without cause, for good reason or due to Disability, he will be entitled to continued participation in all medical, dental, hospitalization and life insurance coverage in which he was participating on the date of the termination of his employment until the earlier of: (a) the third anniversary of his termination of employment, (b) his death, or (c) the date, or dates, he receives equivalent coverage and benefits under the plans and programs of a subsequent employer.
Additionally, Mr. Riordan is subject to a covenant of confidentiality, a one-year covenant not to compete, and a one-year covenant not to solicit employees.
For more details, please refer to the executed employment agreement attached as Exhibit 10.5 hereto and incorporated herein by reference.
Benefit Plan Amendments
Additionally, on November 5, 2008, the Board of Directors of the Company further authorized amendments to the TreeHouse Foods, Inc. Executive Deferred Compensation Plan, the TreeHouse Supplemental Retirement Plan, the TreeHouse Foods, Inc. 2008 Incentive Plan, the Bay Valley Foods, 2008 Incentive Plan, and the TreeHouse Foods, Inc. Equity and Incentive Plan. On this date, the Board of Directors also authorized the amendment and restatement of the TreeHouse Foods, Inc. Executive Severance Plan.
The Board of Directors of the Company authorized the amendments and restatement in order to comply with Code Section 409A by:
•	establishing compliant times and forms of payment for distributions under each of the plans; and

•	with respect to the Executive Deferred Compensation Plan, reducing the small cash out amount in accordance with the final 409A regulations and providing for accelerated distributions for tax issues related to Code Section 409A.
For more details, please refer to the executed amendments attached as Exhibits 10.6, 10.7, 10.8, 10.9, 10.10 and 10.11 respectively hereto, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	First Amendment, executed November 7, 2008, to the Employment Agreement dated January 27, 2005, by and between TreeHouse Foods, Inc. and Sam K. Reed.

10.2	First Amendment, executed November 7, 2008, to the Employment Agreement dated January 27, 2005, by and between TreeHouse Foods, Inc. and Thomas E. O’Neill.

10.3	First Amendment, executed November 7, 2008, to the Employment Agreement dated January 27, 2005, by and between TreeHouse Foods, Inc. and David B. Vermylen.

10.4	First Amendment, executed November 7, 2008, to the Employment Agreement dated January 27, 2005, by and between TreeHouse Foods, Inc. and Harry J. Walsh.

10.5	Employment Agreement, executed November 7, 2008, by and between TreeHouse Foods, Inc. and Dennis F. Riordan.

10.6	First Amendment, executed November 7, 2008, to the TreeHouse Foods, Inc. Executive Deferred Compensation Plan.

10.7	First Amendment, executed November 7, 2008, to the TreeHouse Supplemental Retirement Plan.

10.8	First Amendment, executed November 7, 2008, to the TreeHouse Foods, Inc. 2008 Incentive Plan.

10.9	First Amendment, executed November 7, 2008, to the Bay Valley Foods, 2008 Incentive Plan.

10.10	First Amendment, executed November 7, 2008, to the TreeHouse Foods, Inc. Equity and Incentive Plan.

10.11	Amended and Restated TreeHouse Foods, Inc. Executive Severance Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TREEHOUSE FOODS, INC.
DATE: November 10, 2008	By:	/s/ Thomas E. O’Neill
Thomas E. O’Neill
Senior Vice President, General Counsel, Chief Administrative Office and officer duly authorized to sign on behalf of the Registrant

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment, executed November 7, 2008, to the Employment Agreement dated January 27, 2005, by and between TreeHouse Foods, Inc. and Sam K. Reed.

10.2	First Amendment, executed November 7, 2008, to the Employment Agreement dated January 27, 2005, by and between TreeHouse Foods, Inc. and Thomas E. O’Neill.

10.3	First Amendment, executed November 7, 2008, to the Employment Agreement dated January 27, 2005, by and between TreeHouse Foods, Inc. and David B. Vermylen.

10.4	First Amendment, executed November 7, 2008, to the Employment Agreement dated January 27, 2005, by and between TreeHouse Foods, Inc. and Harry J. Walsh.

10.5	Employment Agreement, executed November 7, 2008, by and between TreeHouse Foods, Inc. and Dennis F. Riordan.

10.6	First Amendment, executed November 7, 2008, to the TreeHouse Foods, Inc. Executive Deferred Compensation Plan.

10.7	First Amendment, executed November 7, 2008, to the TreeHouse Supplemental Retirement Plan.

10.8	First Amendment, executed November 7, 2008, to the TreeHouse Foods, Inc. 2008 Incentive Plan.

10.9	First Amendment, executed November 7, 2008, to the Bay Valley Foods, 2008 Incentive Plan.

10.10	First Amendment, executed November 7, 2008, to the TreeHouse Foods, Inc. Equity and Incentive Plan.

10.11	Amended and Restated TreeHouse Foods, Inc. Executive Severance Plan